Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

EUPEC International Group Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, $0.0001 par value	(1)	457(o)		$	$5,750,000.00	0.0001381	$794.08
Fees to be Paid	Other	Representative's Warrants	(2)	Other				0.0001381	0.00
Fees to be Paid	Equity	Class A Ordinary Shares, $0.0001 par value, issuable upon exercise of Representative's Warrants	(3)	457(o)		$	$287,500.00	0.0001381	$39.70

Total Offering Amounts:							$6,037,500.00		833.78
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$833.78

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Offering Note(s)

(1)	The amount registered includes class A ordinary shares that may be purchased by the underwriters pursuant to their over-allotment option. The maximum aggregate offering amount has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	We have agreed to issue to the representative of the underwriters or its designees warrants to purchase a number of class A ordinary shares equal to five percent (5%) of the number of shares to be issued and sold in the offering at an exercise price equal to 100% of the public offering price. In accordance with Rule 457(g) under the Securities Act of 1933, as amended, because the registrant’s class A ordinary shares underlying the Representative’s Warrants are being registered hereby, no separate registration fee is required with respect to the warrants.
(3)	The maximum aggregate offering amount has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.